UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        (Amendment No. 3)

                       Le Gourmet Co., Inc.
          (Name of small business issuer in its charter)

        Nevada                  5961               75-3025152
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

                          8343 East Earll
                     Scottsdale, Arizona 85251
                       (602) 628-4915
              (Address and telephone number of principal
                        executive offices)

                           8343 East Earll
                     Scottsdale, Arizona 85251
                        (602) 628-4915
            (Address of principal place of business or
                intended principal place of business)
                        Michelle R. Quinlan
                           8343 East Earll
                      Scottsdale, Arizona 85251
                       (602) 628-4915
            (Name, address and telephone number of agent
                           for service)
                           Copies to:
                    NevWest Securities Corporation
                2654 West Horizon Ridge Pkwy, Suite B-3
                         Henderson, NV 89052
                            (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ]________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
_________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to    maximum      maximum     registration
 securities to      be       offering     aggregate        fee
 be registered  registered   price per  offering price
                               share
--------------------------------------------------------------------
 Common Stock   $100,000.00    $0.05     $100,000.00      $9.20
--------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PAGE



                                                       Prospectus
                      Le Gourmet Co., Inc.
                2,000,000 Shares of Common Stock
                         $0.05 per Share

Le Gourmet Co., Inc. is offering on a self-underwritten basis a minimum of 500,000 and a maximum of 2,000,000 shares of its $0.001 par value common stock at a price of $0.05 per share. The proceeds from the sale of the Shares in this offering will be payable to Southwest Escrow Company fbo Le Gourmet Co. All subscription funds will be held in the escrow account pending the achievement of the minimum offering and no funds shall be released to LE GOURMET CO., INC. until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors without interest or deduction of fees.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety days from the date of this prospectus, unless extended by the Company, without further notice, for an additional ninety days. Notwithstanding the conditions (i) and (ii) above, Le Gourmet Co., Inc. in its sole discretion may terminate the offering prior to ninety days from the date of this prospectus by a unanimous vote of Le Gourmet Co., Inc.' Board of Directors.

Prior  to this offering, there has been no public market  for  Le
Gourmet Co., Inc.' common stock.

    Investment in the shares involves a high degree of risk.
             See "risk factors" starting on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           Number     Offering   Underwriting    Proceeds to the
             of       Price      Discounts &    Company and the
           Shares                Commissions        Selling
                                                  Stockholders
-----------------------------------------------------------------
Per Share    1        $0.05          $0.00      $0.05
  Total   500,000     $25,000.00     $0.00      $25,000.00
 minimum
  Total   2,000,000   $100,000.00    $0.00      $100,000.00
 maximum

          The date of this prospectus is July 11, 2002



PAGE-1-



                        TABLE OF CONTENTS

                                                                PAGE

PART I: INFORMATION REQUIRED IN PROSPECTUS                        3

 Item 3. Summary Information and Risk Factors.                    3
 Item 4. Use of Proceeds.                                         6
 Item 5. Determination of offering Price.                         7
 Item 6. Dilution.                                                7
 Item 8. Plan of Distribution.                                    8
 Item 9. Legal Proceedings.                                       9
 Item 10. Directors, Executive Officers, Promoters and Control
 Persons.                                                         9
 Item 11. Security Ownership of Certain Beneficial Owners and
 Management.                                                     10
 Item 12. Description of Securities.                             11
 Item 13. Interest of Named Experts and Counsel.                 11
 Item 14. Disclosure of Commission Position of Indemnification
 for Securities Act Liabilities.                                 11
 Item 15. Organization Within Last Five Years.                   12
 Item 16. Description of Business.                               12
 Item 17. Management's Discussion and Plan of Operation.         17
 Item 18. Description of Property.                               19
 Item 19. Certain Relationships and Related Transactions.        19
 Item 20. Market for Common Equity and Related Stockholder
 Matters.                                                        20
 Item 21. Executive Compensation.                                21
 Item 22. Financial Statements.                                  22
 Item 23. Changes In and Disagreements With Accountants on
 Accounting and Financial Disclosure.                            33

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS                  34

 Item 24. Indemnification of Directors and Officers.             34
 Item 25. Other Expenses of Issuance and Distribution.           34
 Item 26. Recent Sales of Unregistered Securities.               35
 Item 27. Exhibits.                                              35
 Item 28. Undertakings.                                          35

SIGNATURES                                                       37



PAGE-2-



PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

Le Gourmet Co., Inc. ("LGC" or the "Company") was incorporated in the State of Nevada on April 21, 1999. LGC, a development stage company, plans to market a variety of cookbooks in numerous categories and specialty gourmet kitchen products to retail consumers via the Internet. LGC has yet to commence planned operations. As of the date of this prospectus, LGC has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of LGC have expressed substantial doubt about LGC' ability to continue as a going concern.

As of the date of this prospectus, LGC has 2,000,000 shares of $0.001 par value common stock issued and outstanding.

LGC' administrative office is located at 8343 East Earll, Scottsdale, Arizona 85251, telephone (602) 628-4915 .

LGC' fiscal year end is December 31.

The Offering

LGC is offering on a self-underwritten basis a minimum of 500,000 and a maximum of 2,000,000 shares of the common stock at a price of $0.05 cents per share. The proceeds from the sale of the Shares in this offering will be payable to the Escrow Account. All subscription funds will be held in the Escrow Account pending the achievement of the minimum offering and no funds shall be released to LGC until such a time as the minimum proceeds are raised (see "Plan of Distribution"). If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors without interest or deduction of fees. LGC will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty (30) days of the close of the offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety days from the date of this prospectus, unless extended by the Company, without further notice, for an additional ninety days. Notwithstanding the conditions (i) and (ii) above, LGC in its sole discretion may terminate the offering prior to ninety days from the date of this prospectus by a unanimous vote of LGC' Board of Directors.

LGC will apply the proceeds from the offering to pay primarily for inventory, website development, advertising, and marketing.
(See "Use of Proceeds.")

LGC'  Transfer  Agent is Executive Registrar &  Transfer  Agency,
3118  W.  Thomas Road, Suite 707, Phoenix, AZ 85017, phone  (602)
415-1273.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for the common Stock exists. See "Risk Factors" and "Dilution."



PAGE-3-



Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Investors  May  Lose  Their Entire Investment  if  LGC  Fails  to
Implement Its Business Plan

As a development-stage online commerce company, LGC faces substantial risks, uncertainties, expenses and difficulties. LGC was formed in April 1999. LGC has no demonstrable operations record, on which you can evaluate the business and its prospects. LGC' prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. LGC cannot guarantee that it will be successful in accomplishing its objectives.

LGC has yet to commence planned operations. As of the date of this prospectus, LGC has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of LGC have expressed substantial doubt about LGC' ability to continue as a going concern.

Management of LGC May Fail to Implement the Business Plan Because
They Have Limited Experience in the Proposed Line of Business

The only two directors and officers, on whom LGC substantially depends, have limited or no experience in the proposed line of business.

Should LGC fail at implementing its business plan, the investors in this offering may lose their investment in its entirety.

System Failures Could Interrupt the Business of LGC and Result in
Loss of Revenue

Most Internet-based service businesses experienced system failures from time to time. Such outages create a flood of user questions and complaints that need to be addressed by customer support personnel. Any unscheduled interruption in LGC's service will result in an immediate loss of revenues that can be substantial and may cause some users to switch to LGC's competitors. If LGC experiences frequent or persistent system failures, LGC's reputation and brand could be permanently harmed.

LGC  May  not Be Able to Attain Profitability Without  Additional
Funding, Which May Be Unavailable

LGC has limited capital resources. Unless LGC begins to generate sufficient revenues to finance operations as a going concern, LGC may experience liquidity and solvency problems. Such liquidity and solvency problems may force LGC to go out of business if additional financing is not available.

At present time, LGC estimates that in order to commence planned operations it needs to (a) complete the set up and design of the website and (b) secure an inventory of titles for listing on LGC's website. LGC believes that the net proceeds of the minimum offering will be sufficient to satisfy the start-up and operating requirements for the next twelve to eighteen months.



PAGE-4-



LGC May not Be Able to Succeed under Pressures from Competitors with More Resources

LGC is entering a highly competitive market with relatively low barriers to entry. LGC' competitors include several larger and more established companies engaged in online book sales. Some current and potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet spaces than LGC. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Smaller online stores may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of LGC's competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than LGC. Increased competition may result in reduced operating margins and loss of market share.

Purchasers  in  this  offering Will  Have  Limited  Control  Over
Decision-Making  Because  Principal  Stockholders,  Officers  and
Directors of LGC Control the Majority of Outstanding Stock in LGC

The directors and executive officers and their affiliates beneficially own approximately 100% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this offering.

Business  of  LGC May Suffer Because Top Management of  LGC  Have
Potential Conflicts of Interest

Michelle R. Quinlan and Michael G. Quinlan are involved in other business activities and will devote less than full-time to the business of LGC. In the future, they may also become involved in other business opportunities. If a specific business opportunity becomes available, Michelle R. Quinlan and Michael G. Quinlan may face a conflict in selecting between LGC and their other business interests. LGC has not formulated a policy for the resolution of such conflicts.

Michelle  Quinlan expects to spend approximately 50% of her  time
(twenty hours a week) working for LGC. Michael Quinlan does not expect to spend more than two hours a week for LGC.

Investors in This offering Will Bear a Substantial Risk  of  Loss
Due to Immediate and Substantial Dilution

The present owners of LGC' issued and outstanding common stock acquired such common stock at a cost substantially less than what the investors in this offering will pay. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution." Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of common stock of the Company in the future could result in further "dilution."

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities of the LGC from total assets. In this offering, the level of dilution is substantial as a result of the low book value of the LGC' issued and outstanding stock. The net book value of LGC on March 31, 2002 was negative: ($0.0002) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, the net book value of LGC will be $91,380 or $.0228 per share. Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0272 per share while the present stockholders of LGC will receive an immediate and substantial increase of $0.0231 per share in the net tangible book value of the shares they hold. This will result in a 54.31% dilution for purchasers of stock in this offering.



PAGE-5-



The  Stock of LGC Is a Speculative Investment That May Result  in
Losses to Investors

As of the date of this Registration Statement, there is no public market for LGC' common stock. This Registration Statement is a step toward creating a public market for LGC' stock, which may enhance the liquidity of LGC' shares. However, there can be no assurance that a meaningful trading market will develop. LGC makes no representation about the value of its common stock.

If the stock ever becomes tradable, the trading price of LGC' common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates, announcements of technological innovations or new solutions by LGC or its competitors, general conditions in service industries, and other events or factors, many of which are beyond LGC' control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of LGC' stock.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of LGC and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described above, in addition to those discussed elsewhere in this document, could affect LGC' future results and could cause those results to differ materially from those expressed in such forward-looking statements.



PAGE-6-



Item 4. Use of Proceeds.

Without realizing the minimum offering proceeds, LGC will not be able to commence planned operations and implement its business plan.

LGC plans to use the proceeds as follows:

                         Minimum          50% of           75% of         Maximum
                                          Maximum          Maximum
                      ------------------------------------------------------------------
                         $      %         $       %        $       %         $      %
                      ------------------------------------------------------------------
Offering Proceeds     25,000  100.0%   50,000  100.0%   75,000  100.0%   100,000 100.0%

Offering Expenses(1)   8,210   32.8%    8,210   16.4%    8,210   10.9%     8,210   8.2%
                      ------------------------------------------------------------------
 Net Proceeds from    16,790   67.2%   41,790   83.6%   66,790   89.1%    91,790  91.8%
 Offering

 Use of Net Proceeds
 Website Development   5,000   20.0%   15,000   30.0%   15,000   20.0%    15,000  15.0%
 & Maintenance
 Inventory             3,000   12.0%    5,000   10.0%   15,000   20.0%    25,000  25.0%

 Computer Hardware &   1,000    4.0%    4,000    8.0%    4,000    5.3%     4,000   4.0%
 Software
 Marketing             2,000    8.0%    5,000   10.0%   10,000   13.3%    10,00   10.0%

 Office Supplies and     500    2.0%    2,000    4.0%    2,000    2.7%     3,000   3.0%
 Other Expenses
 General Working       5,290   21.2%   10,790   21.6%   20,790   27.7%    34,790  34.8%
 Capital(2)           ------------------------------------------------------------------

Total Use of Net      16,790   67.2%   41,790   83.6%   66,790   89.1%    91,790  91.8%
Proceeds              ------------------------------------------------------------------

Total Use of Proceeds 25,000  100.0%   50,000  100.0%   75,000  100.00%  100,000 100.0%
                      ==================================================================

1    The offering expenses are fixed and will not vary depending on the proceeds raised in the offering.
2    The category of General Working Capital may include officer salaries (if any), printing costs, postage, telephone services, overnight services, and other operating expenses.

Item 5. Determination of offering Price.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to LGC' assets, book value, historical earnings or net worth. In determining the offering price, LGC considered such factors as the prospects, if any, for similar companies, the previous experience of management, LGC' anticipated results of operations, the present financial resources of LGC' and the likelihood of acceptance of this offering.

Item 6. Dilution.

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities of the LGC from total assets. In this offering, the level of dilution is substantial as a result of the low book value of the LGC' issued and outstanding stock. The net book value of LGC on March 31, 2002 was negative: ($0.0002) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, the net book value of LGC will be $91,380 or $.0228 per share. Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0272 per share while the present stockholders of LGC will receive an immediate and substantial increase of $0.0231 per share in the net tangible book value of the shares they hold. This will result in a 54.31% dilution for purchasers of stock in this offering.



PAGE-7-



The following table illustrates the dilution to the purchasers of the Shares in this offering:

                                     Assuming the sale by LGC of:
                                          minimum       maximum
                                          offering      offering
                                         ------------------------
Offering price per share                   $0.05         $0.05
Net tangible book value per share per    ($0.0002)     ($0.0002)
share before offering
Increase attributable to existing         $0.0068       $0.0231
shareholders
Net tangible book value per share per     $0.0066       $0.0228
share after offering
Per share dilution                        $0.0434       $0.0272
Dilution %                                 86.90%        54.31%

Item 8. Plan of Distribution.

Shares of common stock will be sold directly through the efforts of Michelle R. Quinlan and Michael G. Quinlan, the current officers and directors of LGC. LGC believes that Michelle R. Quinlan and Michael G. Quinlan are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Michelle R. Quinlan and Michael G. Quinlan are:
1. not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of their participation; and
2. not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3. not at the time of his participation an associated person of a broker or dealer; and
4.   meeting the conditions of the following
  A. They primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
  B. They were not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
  C. They do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

The officers and directors of LGC may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, LGC has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if LGC were to enter into such arrangements, LGC will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which LGC has complied. LGC intends to register or qualify the shares in every jurisdiction where so required. As of the date of this prospectus, LGC has not determined specifically in what states it will offer or sell the shares and whether those states will require registration or qualification.



PAGE-8-



The proceeds from the sale of the Shares in this offering will be payable to Southwest Escrow Company fbo Le Gourmet Co. ("Escrow Account"), established with a licensed escrow agency. All subscription funds will be held in the Escrow Account pending achievement of the minimum offering and no funds shall be released to LGC until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 90 days of the date of this Memorandum, all subscription funds will be returned to investors without interest or deduction of fees.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Southwest Escrow Company, 8215 So. Eastern Ave., Suite 100, Las Vegas,
Nevada 89123. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. Investors' failure to pay the full subscription amount will entitle LGC to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted. LGC has 30 business days after receipt either to accept or to reject the subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once LGC accepts a subscription, the subscriber cannot withdraw it. LGC will notify accepted subscribers as promptly as practicable but in no event later than 30 days after the close of the offering.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of LGC has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of LGC has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of LGC has been convicted of violating a federal or state securities or commodities law.

Item  10.  Directors, Executive Officers, Promoters  and  Control
Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of LGC' directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of LGC as of the date of this Registration Statement:

  Name and Address       Age                Position
  ----------------      -----              ----------
Michelle R. Quinlan      33         President & CEO, Director
 Michael G. Quinlan      31      Secretary & Treasurer, Director



PAGE-9-



The persons named above have held their office/position since inception of LGC and are expected to hold their office/position until the next annual meeting of LGC' stockholders.

Background  of  Directors,  Executive  Officers,  Promoters   and
  Control Persons

Michelle R. Quinlan, President & CEO, Director, has multiple years of management experience. Ms. Quinlan was Secretary, Treasurer, and Director of Wine Systems Design, Inc. (August, 2000 - July 2002), a public company in the business of installing and maintaining high-end, high-profile wine-cellar cooling systems. Ms. Quinlan was in charge of all books and records and played an integral part in taking Wine Systems Design, Inc. public. Prior to her engagement with Wine Systems Design, Inc., Ms. Quinlan started work in bookkeeping and administrative capacities at Quinlan Air Conditioning and Heating (1996 to present), where she assisted in the sales of air conditioning systems. While at Quinlan Air Conditioning and Heating, Ms. Quinlan implemented a financing and alternative payment program for the customers resulting in a substantial increase in sales. Michelle Quinlan expects to spend approximately 50% of her time working for LGC. The remaining 50% of her time will be spent on her duties at Quinlan Air Conditioning and Heating.

Michael G. Quinlan, Secretary & Treasurer, Director, was President, CEO, and Director of Wine Systems Design, Inc. (August, 2000 - July 2002), a public company in the business of installing and maintaining high-end, high-profile wine-cellar cooling systems. From February 1997 to present, Mr. Quinlan has been self-employed at Quinlan Air Conditioning and Heating in the air conditioning/refrigeration industry. From November 1995 to February 1997, prior to his engagement with Quinlan Air Conditioning and Heating, Mr. Quinlan worked for SunVek, a leading remodeling, roofing, and air conditioning firm. While at SunVek, Mr. Quinlan specialized in installing large air conditioning systems. Michael Quinlan does not expect to spend more than two hours a week for LGC.

Family Relationships

Michelle R. Quinlan is married to Michael G. Quinlan.

Item  11.  Security  Ownership of Certain Beneficial  Owners  and
Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of LGC' common stock by all persons known by LGC to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to LGC' knowledge, either sole or majority voting and investment power.

Title Of  Name and Address    Position     Amount of  Percent of
 Class     of Beneficial                    shares      Class
          Owner of Shares                   held by
                                             Owner
-----------------------------------------------------------------
Common    Michelle R.       President and  2,000,000   100.00%
          Quinlan           CEO, Director
          8343 East Earll
          Scottsdale,
          Arizona 85251

Common                      Executive      2,000,000   100.00%
                            Officers  and
                            Directors  as
                            a Group



PAGE-10-



Item 12. Description of Securities.

LGC' authorized capital stock consists of 25,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of LGC' common stock:
* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by LGC' Board of Directors;
* are entitled to share ratably in all of LGC' assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of LGC' affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of LGC' common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, LGC has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of LGC' board of directors and will depend upon LGC' earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is present intention of LGC not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in LGC' business operations.

Reports

After  this  offering,  LGC will furnish  its  shareholders  with
annual   financial   reports  certified   by   LGC'   independent
accountants, and may, in LGC' discretion, furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

Indemnification of Directors and Officers

LGC'  Articles of Incorporation, its Bylaws, and certain statutes provide  for the indemnification of a present or former  director
or  officer.   See  Item  24 "Indemnification  of  Directors  and
Officers."



PAGE-11-



The Securities   and   Exchange   Commission's    Policy    on
Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

LGC  was  incorporated in the State of Nevada on April 21,  1999.
LGC has no operations and is considered a development stage company.

On May 5, 1999, LGC issued 2,000 shares of its no par value common stock to Michelle R. Quinlan in exchange for a subscriptions receivable of $2,000. On March 11, 2002, LGC amended its articles of incorporation to increase the number of authorized shares to 25,000,000 shares and to change the par value to $0.001. Simultaneously, LGC effected a 1000-for-1 forward stock split.

See Item 26 "Recent Sales of Unregistered Securities" herein for the capitalization history of LGC.

Item 16. Description of Business.

A.   Business Development and Summary

LGC was incorporated in the State of Nevada on April 21, 1999. LGC, a development stage company, plans to market a variety of cookbooks in numerous categories and specialty gourmet kitchen products to retail consumers via the Internet. LGC has yet to commence planned operations. As of the date of this prospectus, LGC has had only limited start-up operations and generated no revenues.

LGC' administrative office is located at 8343 East Earll, Scottsdale, Arizona 85251, telephone (602) 628-4915 .

LGC' fiscal year end is December 31.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

LGC plans to market a variety of cookbooks in numerous categories (such as "simple home-cooked meals," "celebrity favorites," "charitable choices," and "delicious desserts") as well as specialty gourmet kitchen products to retail consumers via the Internet.

LGC's website (www.legourmetco.com) will publicize a new featured cookbook every month along with recipes, new kitchen products, and cooking methods. The cookbooks and recipes on the website will come from a variety of sources. LGC has already secured an agreement to market Too Luscious for Leftovers: Recipes to Fit Your Mood (by Lucinda McNeil: Lucinda Enterprises, Inc., March
2002) as the first featured cookbook in the category of "simple home cooked meals."

For every featured cookbook, LGC will excerpt four recipes online to give customers a sampling of the contents of the cookbook.
The ability to preview the selection should increase customer satisfaction.



PAGE-12-



Once www.legourmetco.com is up and running, LGC plans to add a "Great Gadgets" section to the website. That section will feature helpful kitchen appliances including back-to-basics cooking accessories, gourmet utensils, bake ware and cookware. Also in that section, LGC will include novelty items and exotic spice blends.

(2)  Distribution Methods of the Products or Services

LGC plans to obtain the majority of its sales via its website www.legourmetco.com. However, up to a fifth of sales may come from trade shows and cooking demonstrations. Also, in the long term, LGC would like to align itself strategically with infomercial giants.

Currently,   LGC  is  developing  the  following  marketing   and
promotion programs:

* Discount Offers for First Time Buyers and Repeat Customers. This program will provide customers with incentives to purchase through LGC website. LGC plans to track online shoppers, which should give LGC the ability to reward repeat shoppers with, for example, instant discounts, reward certificates, and free merchandise. (Anticipated implementation timeframe: as soon as practical after this offering is completed.)

* Cooking Classes. Featured cookbook authors will deliver classes in the homes of customers using online video streaming capabilities. The classes will showcase guest chefs and inform consumers how and where to shop for the best produce, spices, and
  gourmet   kitchen  supplies.   (Anticipated   implementation
  timeframe: 6-12 months after this offering is completed.)

*      Introductory  Newsletters.   LGC  will  distribute  sample
  recipes and website information via email and "snail mail" to target consumers. (Anticipated implementation timeframe: as soon as practical after this offering is completed.)

* Special Discounts. LGC will offer special discounts linked to major holidays and events (for example, Mothers' Day, Independence Day, Labor Day, Cinco de Mayo, Thanksgiving, and Christmas). Registered members of the LGC book club will receive an annual birthday surprise including a personalized birthday greeting, a recipe card, and discount offers for future purchases
  -   all   delivered  via  email  or  on  a  regular   postcard.
  (Anticipated implementation timeframe: as soon as practical after this offering is completed.)

LGC believes that the success of www.legourmetco.com will depend in large measure from strategic positioning of the website with all major Internet search engines. Currently, LGC is developing a strategy to secure such positioning. Additional promotional steps may include website banner ads, free book offers, and exclusive book club privileges for repeat consumers. Subject to availability of funding, LGC's management may schedule appearances on local, regional, and national cooking shows on network or cable TV.

LGC expects to spend up to $5,000 in the first 12 months on banner ads on selected websites. These banners are charged by the host website on the "per hit" basis. Each hit will cost LGC anywhere from 2 cents to $1.00 and will be charged whether the hit created a sale or not.

LGC  is  also considering entering into alliances with charitable
organizations.   LGC  believes that donating  a  portion  of  the
proceeds from the sale of a particular title to benefit a common charity cause would improve total sales.

Initially, LGC will maintain a limited inventory of 2 books for every title offered through the website.



PAGE-13-



LGC plans to rely on shipping services of the United States Post Office, United Parcel Service, and Federal Express for deliveries of merchandise to consumers. LGC will ship orders individually and does not foresee any long-term agreements or special terms from shippers. Provided the company has inventory, then the following delivery options will be available to our customers:

Regular mail     $4.95  S & H (allowing 3 weeks for delivery)
2nd day Air     $14.95 S & H
Next day Air    $24.95 S & H

In the event LGC has no inventory in a specific title then LGC will offer only Regular Mail delivery, which should give adequate time to obtain and ship the title.

(3)  Status of any announced new product or service

None.

(4)  Industry background and competition

Traditionally sold in bookstores and kitchen specialty shops, cookbooks are expanding to the TV and the Internet sales channels.

LGC is a newcomer in the online retailing industry. As such, LGC is likely to face intense competition from established companies as well as new entrants. However, thanks to the Internet, small publishers as well as little known authors and cooks are generating sales by appearing on television infomercials or TV shows such as QVC and then gain additional exposure on the World Wide Web. LGC plans to capitalize on this opportunity presented by new, low-cost distribution channels.

Nowadays,  customers are more health conscious and curious  about
ingredients   and  techniques  of  healthful  preparation.    LGC
believes that the most popular with consumers are cookbooks focusing on one or more of the following:
*    speed of food preparation,
*    positive health effects of recipes,
*    recipes from celebrities or famous chefs, and
*    format and presentation ("coffee table cookbooks").

Currently       Chefscatalog.com,       www.Amazon.com,       and
www.BarnesandNoble.com are the three major online outlets for cookbook sales. A number of small competitors market individual recipes, link to the "big three," and market other product lines such as whole-food items. An example of such a small competitor is RawGourmet.com, which focuses on raw food, Italian food preparation and sells two handy kitchen appliances.

The competitors of LGC employ various promotion techniques including free shipping for purchases over a specific dollar amount; free newsletters featuring recipes and articles on cooking; and links and banner exchanges with major book publishers and other kitchen-related websites.

LGC anticipates capturing market share from established competitors by offering competitive pricing and shipping discounts for purchases over a specific dollar amount. LGC will also promote various charitable organizations such as S.O.S. (an organization that fights world hunger), Make A Wish Foundation, Cancer Society and dozens of other not-profit and profit partnerships. LGC will contribute a portion of the sale to one of LGC selected charities and also ask the customer if they wish to make an additional donation. LGC feels this will continue to bring customer loyalty and repeat business over LGC competitors.



PAGE-14-



(5) Sources and availability of raw materials and the names of principal suppliers

LGC has contracted with Lucinda Enterprises, Inc. (1527 W. Morrow
Dr., Phoenix, AZ 85027) for the delivery of the first featured title, Too Luscious for Leftovers, on as needed basis at a cost of $15.00. (See Exhibit 10.)

LGC expects to be able to purchase books on an as needed basis from publishers or wholesalers such as Allbooks4less.com. LGC believes that its customers will not want to purchase books from, for example, allbooks4less.com directly for the simple fact that the minimum order to purchase from allbooks4less.com is $250.00 and most customers may not want to order books on that large of a scale. LGC has already purchased 100 book titles from
Allbooks4less.com at a wholesale cost of $156.00. Allbooks4less.com has assured LGC that Allbooks4less.com can deliver these books by the hundreds if necessary.

LGC anticipates being able to work directly with publishers and wholesale book companies in obtaining book titles at wholesale prices. Some of the book wholesalers such as Allbooks4less.com require a minimum order. Under those circumstance LGC will have no choice but purchase books in larger quantities than needed.

LGC plans to add a "Great Gadgets" section to the website. LGC expects that the addition of "Great Gadgets" may take place in the first quarter of 2003, provided LGC and its website are operating smoothly. At that later date LGC will obtain information about utensil suppliers and wholesalers.

(6)   Customers

LGC  does not have an established client base.  At this time, LGC
does    not   anticipate   that   its   business   will    depend
disproportionately on any particular client or a group of clients. Of this, however, there can be no assurance.

LGC believes that all those who buy cookbooks - for cooking or collecting - will find something interesting at www.legourmetco.com. However, LGC specifically targets the affluent consumer interested in simple meals that are nutritious and easy to make with simple ingredients, which are always at hand in the refrigerator and kitchen cabinets. LGC's target customers typically have less time to stop at the grocery and plan and prepare meals. As a result, recipe books with a clear focus (such as ethnic cuisine: Italian, Mexican, Tai, etc.) and multiple illustrations greatly appeal to that target audience.

(7)  Intellectual Property

LGC does not have any patents, trademarks, licenses, franchises, concessions or royalty agreements.

(8)  Need for Government Approval

None.



PAGE-15-



(9)  Effect of existing or probable government regulations

LGC will be subject to the same federal, state, and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at the state and federal levels (both in the U.S. and abroad) and it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud,
content   and   quality  of  products  and  services,   taxation,
advertising,   intellectual  property  rights   and   information
security.

Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws was adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the Digital Millennium Copyright Act, are only beginning to be interpreted by the courts and their applicability and scope are, therefore, uncertain.

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has settled several proceedings regarding the manner, in which personal information is collected from users and provided to third parties. Specific statutes intended to protect user privacy have been passed in many non-U.S. jurisdictions. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way LGC does business or could create uncertainty on the Internet. This could reduce demand for LGC's services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm LGC's business. In addition, because LGC's services will be accessible worldwide, and LGC plans to facilitate sales of goods to users worldwide, foreign jurisdictions may claim that LGC is required to comply with their laws. Laws regulating Internet companies outside of the U.S. may be less favorable then those in the U.S., giving greater rights to consumers, content owners and users. Compliance may be more costly or may require LGC to change its business practices or restrict service offerings relative to those in the U.S. LGC's failure to comply with foreign laws could subject LGC to penalties ranging from fines to bans on LGC's ability to offer its services.

(10) Cost of Research and Development

LGC purchased the domain www.legourmetco.com on March 18th, 2002. Since that time LGC has spent approximately $900.00 to get the site partially operational. The site is currently up with a limited amount of book titles for sale. Once the offering is complete LGC will work with web developers to further the site.

(11) Costs and effects of compliance with environmental laws

None applicable.

(12) Employees

LGC is currently in the development stage. During the development stage, LGC plans to rely exclusively on the services of its officers and directors to set up its business operations. Currently, only Michelle R. Quinlan and Michael G. Quinlan, the officers and directors of LGC, are involved in LGC business on a daily basis.



PAGE-16-



C.Reports to Security Holders

(1)   After this offering, LGC will furnish its shareholders with
  annual   financial   reports  certified  by  LGC'   independent
  accountants, and may, in LGC' discretion, furnish unaudited quarterly financial reports.

(2) After this offering, LGC will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

(3) The public may read and copy any materials LGC files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site (http://www.sec.gov).

Item 17. Management's Discussion and Plan of Operation.

This  section  must  be  read  in conjunction  with  the  Audited
Financial Statements included in this Registration Statement.

A.Management's Discussion

LGC  was  incorporated in the State of Nevada on April 21,  1999.
LGC is a startup and has not yet realized any revenues. To date, LGC has:
* recruited and retained a management team and board of directors, and
*    developed a business plan.

In the initial approximately thirty-five month operating period from April 21, 1999 (inception) to March 31, 2002, LGC generated no revenues while incurring $2,410 in general and administrative expenses. This resulted in a cumulative net loss of $2,410 for the period, which is equivalent to $0.00 per share. The cumulative net loss is attributable solely to the costs of start-up operations.

B.Plan of Operation

LGC's website www.legourmetco.com is operational and already allows visitors to place orders online. The initial goal for the website - in addition to its functionality as an online store
- is to build brand recognition via an effective Internet promotional campaign. Presently, LGC is researching promotional mailing companies, advertising and public relations firms that might help LGC in the process.

LGC has been able to get the site operational for less than $1,000.00. If LGC raises the minimum in this offering then the $5,000.00 devoted to website development in the use of proceeds should be more than adequate to continue the development and maintenance of the site for the next 12 to 18 months.

Depending on the outcome of this offering LGC plans to choose one of the following courses:

* If LGC raises only the minimum of $25,000.00 in this offering then the implementation of advanced technical features of the website (such as online video streaming capabilities) and widespread marketing efforts (such as promotional mailing campaigns, engagement of public relations firms, purchasing of website banner ads, and appearances on local, regional and national cooking shows on network or cable TV) will be postponed until after several months of operation and will be funded from then existing cash flow. Because these items will be funded from cash flow, the growth of LGC will be minimal and it could be difficult for LGC to expand and grow. The offer of free books can be addressed with excess inventory. The ability to donate part of proceeds to charitable organizations should not be in jeopardy because no funds are to be donated until a sale is made. In order to secure "inventory," LGC has allocated $3,000.00. This should be sufficient since LGC anticipates maintaining initially only 1 to 2 copies per title and ordering the rest on an "as needed" basis.



PAGE-17-



* In the event LGC raises 50% of the maximum offering, then the management may move immediately to implement advanced technical features and widespread marketing efforts individually as management sees fit. Management will use $1,000.00 of the $5,000.00 allocated for marketing to explore widespread marketing
  efforts.   Management  will  use $2,000.00  of  the  $15,000.00
  allocated for Website development & Maintenance to fund the advanced technical features. Growth of the company should not be adversely impacted. Although in the event sufficient sales are not generated in the first 3 to 4 months then the company ability to grow will be impacted. In that event the growth of the company could be slower than anticipated. The ability to donate part of proceeds to charitable organizations, will be implemented at any degree of funding. In order to secure inventory, LGC has allocated $5,000.00. This should be more than sufficient provided LGC maintains up to 3 copies per title and orders the rest on an "as needed" basis.

* In the event LGC raises 75% of the maximum offering, then the management will move immediately to implement advanced technical features and widespread marketing efforts individually as management sees fit. Growth of the company should not be adversely impacted at this level of funding. LGC fully expects to fulfill its business plan and growth strategy. Management will use $4,000.00 of the $10,000.00 allocated for marketing to
  explore  widespread  marketing efforts.   Management  will  use
  $2,000.00 of the $15,000.00 allocated for Website development & Maintenance to fund the advanced technical features. The ability to donate part of proceeds to charitable organizations will be implemented at any degree of funding. In order to secure inventory, LGC has allocated $15,000.00. This should be more than sufficient provided LGC maintains between 3 to 5 copies per title and orders the rest on an "as needed" basis.
* In the event LGC raises the maximum of $100,000.00, then the management will move immediately to implement advanced technical features and widespread marketing efforts individually as management sees fit. With that level of funding LGC fully expects to fulfill its business plan and growth strategy. Management will use $4,000.00 of the $10,000.00 allocated for marketing to explore widespread marketing efforts. Management will use $2,000.00 of the $15,000.00 allocated for Website development & Maintenance to fund the advanced technical features. The ability to donate part of proceeds to charitable organizations will only increase as sales increase. In order to secure inventory, LGC will allocate $25,000.00. This should be more than sufficient provided LGC maintains up to 5 copies per title and orders the rest on an "as needed" basis.

LGC is considering strategic alliances with companies engaged in cookbook sales over the Internet and on TV, which may result in cross-marketing of special collection cookbooks and gourmet kitchen products. Another type of partnership - with non-profit charitable organizations - may help sales if a portion of each book's price were going directly to a charity.

LGC's goal is to maintain an innovative attractive web store that appeals to buyers. LGC is striving to accomplish the following during the next twelve to eighteen months:
* establish a paying subscriber/member base and benefit from repeat traffic to the website; the paying subscriber base will be in the form of a "book a month club" for a set price and have a surprise cook book sent at the first of every month or a monthly news letter that reviews the newest published titles.



PAGE-18-



* promote www.legourmetco.com with leading Internet search engines so that they place www.legourmetco.com at the top of searches when it comes to researching and purchasing cookbooks; in particular, LGC expects to use initially and expects be at the top of searches in www.overture.com, which currently lists Amazon.com at the top of searches for a "cook book" at estimated 32 cents a hit. All LGC has to do is pay 33 cents a hit to be at the top. It will be virtually impossible to be at the top of every search engine. If LGC can maintain a presence in the top 3 of at least three or four of top search engines, LGC anticipates it will be able to execute its plan.
*     develop distribution channels beyond the website to improve
  revenues;    LGC  anticipates  working  closely  with   charity
  organizations that LGC will support on its website.   By  using
  lists provided by such charities LGC should be able to do direct mailings about certain titles.

LGC anticipates that over the next twelve (12) months LGC will not hire any additional full- or part-time employees, as the services provided by the officers and directors of LGC appear sufficient during the initial growth stage.

Sales growth in the next six (6) to twelve (12) months is important for the LGC' plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

In the event LGC raises only the minimum in this offering, LGC estimates that $16,790.00 in net proceeds should be sufficient to sustain minimal operations in the next twelve months. "Minimal operations" are defined as having LGC's website totally operational and developed for $5,000.00 or less. Having $3,000.00 for inventory should be sufficient to deliver books on a timely basis to LGC's customers since most of the books can be ordered on "as needed basis." LGC has allocated only $1,000.00 for computer equipment and will not host its own website (currently hosted by Infinet). LGC will use the company computer for accounting and order fulfillment only. LGC's marketing budget of $2,000.00 will limit LGC's ability to execute the entire business plan, but LGC believes that the amount is sufficient to get listed on two mid-level search engines.

At the present time LGC has no plans to seek a business combination with another entity in the near future.

Item 18. Description of Property.

LGC' uses the administrative office located at 8343 East Earll, Scottsdale, Arizona 85251. Michelle Quinlan, a director and a shareholder, is providing the office space at no charge to LGC. The space is approximately 400 square feet and is adequate for Ms. Quinlan to operate LGC and maintain inventory.

Item 19. Certain Relationships and Related Transactions.

On May 5, 1999, LGC issued 2,000,000 shares (retroactively adjusted for a stock split) of its $0.001 par value common stock to Michelle R. Quinlan, an officer and director, in exchange for a subscriptions receivable of $2,000. During March 2002, Michelle R. Quinlan paid for expenses totaling $1,900 and paid cash in the amount of $100 to cancel the entire subscriptions receivable balance.

LGC uses office space and services provided without charge by Michael G. Quinlan, an officer and director.



PAGE-19-



Michelle Quinlan has agreed to pay for a number of items in connection with LGC's organization and this offering. The total expenses paid to date have been $9,835.00 and will be repaid upon completion of this offering. (Of the total amount owed to Ms. Quinlan, only $510 is reflected in the unaudited financial statements included in this prospectus because (a) $1,900 of the loan was converted into common stock and (b) $7,425 of the amount due was incurred subsequent to March 31, 2002). Specifically, as of the date of this prospectus, Ms. Quinlan has paid for the following items:

Auditing Fees                $1,000.00
Business Plan                $2,500.00
Preparation Fees
SB-2 Preparation Fees        $4,000.00
EDGARization Fees            $  300.00
Escrow Fee                   $  375.00
Attorney Opinion  Letter     $  500.00
Fee
State Fees                   $1,160.00
                         ----------------
                             $9,835.00

Ms. Quinlan has agreed to loan the funds to LGC at no interest in order to facilitate the organization of LGC and the offering. There is no timeframe or other material terms of the loan other than that it will be paid back from the proceeds of the offering.

LGC anticipates that it may have to rely on additional loans from Ms. Quinlan prior to the effectiveness of this offering and realization of any proceeds. In particular, Ms. Quinlan may provide loans on similar terms to cover the following contingent expenditures:

Auditors' Review Fees         $500.00
Website Maintenance Fees      $400.00
SB-2 Amendment Fees           $400.00
EDGARization Fees             $400.00
                          ---------------
                               $1,700

Item  20.  Market  for  Common  Equity  and  Related  Stockholder
Matters.

Market Information

As of the date of this Registration Statement, there is no public market in LGC' common stock. This Registration Statement is a step toward creating a public market for LGC' stock, which may enhance the liquidity of LGC' shares. However, there can be no assurance that a meaningful trading market will develop. LGC makes no representation about the value of its common stock.

As of the date of this Registration Statement,
* there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of LGC;
* there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that LGC agreed to register for sale;
* in the future, all 2,000,000 shares of common stock held by officers and directors will be eligible for sale pursuant to Rule 144 under the Securities Act; and
* other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Registration Statement, LGC has approximately 2,000,000 shares of $0.001 par value common stock issued and outstanding held by approximately one (1) shareholder of record. LGC' Transfer Agent is Executive Registrar & Transfer Agency, 3118 W. Thomas Road, Suite 707, Phoenix, AZ 85017, phone
(602) 415-1273.



PAGE-20-



Dividends

LGC has never declared or paid any cash dividends on its common stock. For the foreseeable future, LGC intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including LGC' financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

    Name             Position  Compensation for the Period from Inception
                                  (April 21, 1999) to March 31, 2002
                                  ----------------------------------
                                       Salary          Other
--------------------------------------------------------------------
Michelle R.    President & CEO,          $0             $0
Quinlan        Director
Michael G.     Secretary &               $0             $0
Quinlan        Treasurer, Director

There are no existing or planned option/SAR grants.

LGC anticipates that Michelle Quinlan will be paid a salary of $1,500.00 a month once the site is fully operational and generating revenue of at least $30,000 a month.









PAGE-21-



Item 22. Financial Statements.









                      Le Gourmet Co., Inc.
                  (A Development Stage Company)

                         Balance Sheets
                              as of
                         March 31, 2002,
                   December 31, 2001 and 2000

                               and

                    Statements of Operations,
              Changes in Stockholders' Equity, and
                           Cash Flows
                for the three month period ended
                         March 31, 2002,
       and for the years ended December 31, 2001 and 2000
                               and
                         for the period
               April 21, 1999 (Date of Inception)
                             through
                         March 31, 2002









PAGE-22-



                        TABLE OF CONTENTS


                                                          PAGE

Independent Auditor's Report                               1

Balance Sheets                                             2

Statements of Operations                                   3

Statements of Changes in Stockholders' Equity              4

Statements of Cash Flows                                   5

Footnotes                                                  6












PAGE-23-



G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITOR'S REPORT

April 11, 2002

Board of Directors
Le Gourmet Co., Inc.
Las Vegas, NV

I have audited the Balance Sheets of Le Gourmet Co., Inc. (the "Company") (A Development Stage Company), as of March 31, 2002 and December 31, 2001, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the periods then ended, and for the period April 21, 1999 (Date of Inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Le Gourmet Co., Inc. (A Development Stage Company) as of March 31, 2002 and December 31, 2001, and the results of its operations and cash flows for the periods then ended, and for the period April 21, 1999 (Date of Inception) to March 31, 2002, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead, CPA
----------------------------
G. Brad Beckstead, CPA



PAGE-24-F1



                      Le Gourmet Co., Inc.
                  (a Development Stage Company)
                         Balance Sheets

                                                          December 31,
                                           March 31,   ----------------
                                             2002       2001       2000
Assets                                 ---------------------------------

Current assets:
Cash                                     $    100    $     -    $     -
Total current assets                          100          -          -
                                       ---------------------------------
                                         $    100    $     -    $     -
                                       =================================
Liabilities and Stockholders'
(Deficit)

Current liabilities:
Due to shareholder                       $    510    $     -    $     -
Total current liabilities                     510          -          -
                                       ---------------------------------
Stockholders' (deficit):
      Common stock, $0.001 par value,       2,000      2,000      2,000
         25,000,000 shares authorized,
         2,000,000 shares issued and
         outstanding as of 3/31/02,
         12/31/01, and 12/31/00
         Additional paid-in capital             -          -          -
         Subscriptions receivable               -     (2,000)    (2,000)
(Deficit) accumulated during               (2,410)                    -
development stage                      ---------------------------------
                                             (410)         -          -
                                       ---------------------------------
                                         $    100    $     -    $     -
                                       =================================


  The accompanying notes are an integral part of the financial statements.



PAGE-25-F2



                      Le Gourmet Co., Inc.
                  (a Development Stage Company)
                    Statements of Operations

                            For the three      For the       April 21, 1999
                            months ended     years ended     (Inception) to
                              March 31,      December 31,      March 31,
                                2002        2001     2000          2002
                           -------------------------------------------------
Revenue                       $     -      $    -        -      $     -
                           -------------------------------------------------
Expenses:
General & administrative        2,410           -        -        2,410
expenses                                                       -------------
Total expenses                  2,410           -        -        2,410
                           -------------------------------------------------
Net (loss)                  $  (2,410)     $    -        -     $ (2,410)
                           =================================================

Weighted average number of     2,000,000   2,000,000  2,000,000
common shares outstanding -
basic and fully diluted

Net (loss) per share - basic  $  (0.00)    $    -        -
and fully diluted          =====================================


  The accompanying notes are an integral part of the financial statements.



PAGE-26-F3



                      Le Gourmet Co., Inc.
                  (a Development Stage Company)
          Statements of Changes in Stockholders' Equity

                                                               (Deficit)
                                                                Accumulated
                     Common Stock     Additional                During       Total
                                      Paid-in    Subscriptions  Development  Stockholders'
                    Shares   Amount   Capital    Receivable     Stage       (Deficit)
                    ----------------------------------------------------------------------
May 1999
Founder shares      2,000,000  $ 2,000  $  -     $ (2,000)      $  -         $  -


Net (loss)
April 21, 1999
(inception) to
December 31, 1999                                                  -            -
                    ----------------------------------------------------------------------
Balance,            2,000,000   2,000      -       (2,000)         -            -
December 31, 1999

Net (loss)
For the year ended
December 31, 2000                                                  -            -
                    ----------------------------------------------------------------------
Balance, December   2,000,000   2,000      -       (2,000)         -            -
31, 2000

Net (loss)
For the year ended
December 31, 2001                                                  -            -
                    ----------------------------------------------------------------------
Balance, December   2,000,000   2,000      -       (2,000)         -            -
31, 2001

March 2002
Expenses paid for                                   2,000                   2,000
by a founder and
cash for
subscriptions
receivable

Net (loss)
For the period ended
March 31, 2002                                                (2,410)      (2,410)
                    ----------------------------------------------------------------------
Balance, March 31,  2,000,000 $ 2,000   $  -         $  -   $ (2,410)     $  (410)
2002                ======================================================================

  The accompanying notes are an integral part of the financial statements.



PAGE-27-F4



                      Le Gourmet Co., Inc.
                  (a Development Stage Company)
                    Statements of Cash Flows

                            For the three      For the       April 21, 1999
                            months ended     years ended     (Inception) to
                              March 31,      December 31,      March 31,
                                2002        2001     2000          2002
                           -------------------------------------------------

Cash flows from operating
activities
Net (loss)                   $  (2,410)     $   -    $   -     $  (2,410)

Adjustments to reconcile
net (loss) to
net cash (used) by
operating activities:
Increase in due to                 510          -        -           510
shareholder                -------------------------------------------------
Net cash (used) by              (1,900)         -        -        (1,900)
operating activities       -------------------------------------------------


Cash flows from investing            -          -        -             -
activities                 -------------------------------------------------

Cash flows from financing
activities
Issuances of common stock        2,000          -        -         2,000
Net cash provided by             2,000          -        -         2,000
financing activities       -------------------------------------------------

Net increase in cash               100          -        -           100
Cash - beginning                     -          -        -             -
                           -------------------------------------------------
Cash - ending                $     100      $   -     $  -      $    100
                           =================================================
Supplemental disclosures:
Interest paid                $       -      $   -     $  -      $      -
                           =================================================
Income taxes paid            $       -      $   -     $  -      $      -
                           =================================================

  The accompanying notes are an integral part of the financial statements.



PAGE-28-F5



                      Le Gourmet Co., Inc.
                  (a Development Stage Company)
                              Notes

Note 1 - History and organization of the company

The Company was organized April 21, 1999 (Date of Inception) under the laws of the State of Nevada, as Le Gourmet Co., Inc.
The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

On   March  11,  2002,  the  Company  amended  its  articles   of
incorporation to increase the number of authorized shares to 25,000,000 shares and to change the par value to $0.001.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2002, December 31, 2001 or 2000 .

Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at March 31, 2002, December 31, 2001 or 2000.

Revenue recognition
The Company reports revenue as invoiced on an accrued basis. Costs of sales are recorded as items are sold and are comprised of product purchases and shipping costs. The Company will reserve 10% of revenue and will assess its return policy on an ongoing basis and reserve for charge backs and returns based on historical percentages. As of March 31, 2002, December 31, 2001 and December 31, 2000 no reserve has been made.

Advertising costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2002, 2001 or 2000.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of March 31, 2002, December 31, 2001 or 2000.

Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



PAGE-29-F6



Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2002, December 31, 2001 or 2000. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.

Recent pronouncements
The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company has had no effect from the adoption of SFAS No. 133 on earnings and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Year end
The Company has adopted December 31 as its fiscal year end.



PAGE-30-F7



Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $2,410 for the period from April 21, 1999 (inception) to March 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal         (34.0%)
statutory rate
Valuation reserve    34.0%
                    -------
Total                 -%
                    =======

As of December 31, 2001, the Company has a no operating loss carry forward for tax purposes.

Note 5 - Stockholder's equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock.

All share and per share amounts have been retroactively restated to reflect the splits discussed below.

On May 5, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000.

On March 11, 2002, the Company effected a 1000-for-1 forward stock split of its $0.001 par value common stock.

During March 2002, an officer, director and shareholder of the Company paid for expenses totaling $1,900 and paid cash in the amount of $100 to cancel the entire subscriptions receivable balance.

There have been no other issuances of common stock.



PAGE-31-F8



Note 6 - Related party transactions

On May 5, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000. During March 2002, an officer, director and shareholder of the Company paid for expenses totaling $1,900 and paid cash in the amount of $100 to cancel the entire subscriptions receivable balance.

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Warrants and options

As of March 31, 2002, December 31, 2001 or 2000, there were no warrants or options outstanding to acquire any additional shares of common stock.









PAGE-32-F9



Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

None.





















PAGE-33-



         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

LGC' Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. LGC indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at LGC' request as one of its officers or directors. LGC may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of LGC' directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, LGC' best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. LGC has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

SEC Registration Fee                    $10
Escrow Fee                             $750
EDGAR Conversion Fees                $1,500
Blue Sky Qualification Fees            $250
and Expenses
Accounting Fees and Expenses         $1,000
Legal Fees and Expenses              $4,000
Printing and Engraving                 $200
Miscellaneous                          $500
                                   ---------
Total                             $8,210.00



PAGE-34-



Item 26. Recent Sales of Unregistered Securities.

On May 5, 1999, the Company issued 2,000,000 shares (retroactively restated to reflect the split that took place in March 2002) of its $0.001 par value common stock to Michelle R. Quinlan, an officer and director, in exchange for $2,000 in subscription receivable. The total amount of the transaction was $2,000 or $0.001 per share (retroactively restated to reflect the split that took place in March 2002). That sale of stock by LGC did not involve any public offering or solicitation. At the time of the issuance, Michelle R. Quinlan was in possession of all available material information about LGC. Also, Michelle R. Quinlan had a degree of financial sophistication, which allowed her to make an independent assessment of the investment merits of LGC. On the basis of these facts, LGC claims that the issuance of stock to Michelle R. Quinlan was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On March 11, 2002, the Company effected a 1000-for-1 forward stock split of its $0.001 par value common stock.

During March 2002, Michelle R. Quinlan paid for expenses totaling
$1,900 and paid cash in the amount of $100 to cancel the entire subscriptions receivable balance.

Item 27. Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number

   3.    Articles of Incorporation & By-Laws
         (a)  Articles of Incorporation of Le Gourmet Co., Inc.
              filed on April 21, 1999 and Amendment Thereto.*
         (b)  Bylaws of Le Gourmet Co., Inc. adopted on May 5,
         1999.*

   5.    Opinion on Legality
         Attorney Opinion Letter.*

  10.    Material Contracts
         Publishing Contract/Release Form.*

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
         Exhibit 5 of this filing.*
         b) Consent of Independent Auditor.*

  99.    Other Exhibits
         a) Escrow Agreement*
         b) Subscription Agreement*

* As Previously filed

Item 28. Undertakings.

In this Registration Statement, LGC is including undertakings required pursuant to Rule 415 of the Securities Act.



PAGE-35-



Under Rule 415 of the Securities Act, LGC is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and
(b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, LGC includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



PAGE-36-



                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Scottsdale, State of Arizona on July 11, 2002.

                      Le Gourmet Co., Inc.
                          (Registrant)

          By: /s/ Michelle R. Quinlan, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date

  /s/ Michelle R.       President & CEO,        July 11, 2002
      Quinlan               Director
Michelle R. Quinlan

   /s/ Michael G.          Secretary,           July 11, 2002
      Quinlan         Treasurer, Director
 Michael G. Quinlan

   /s/ Michael G.     Principal Financial       July 11, 2002
      Quinlan               Officer
 Michael G. Quinlan

   /s/ Michael G.     Principal Accounting      July 11, 2002
      Quinlan               Officer
 Michael G. Quinlan







PAGE-37-



              Dealer Prospectus Delivery Obligation
              -------------------------------------
Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


















PAGE-38-